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                                                                    EXHIBIT 9(B)

                        EATON VANCE MUNICIPALS TRUST II
                        ADMINISTRATIVE SERVICES AGREEMENT
                               dated July 19, 1995




                                                                   June 23, 1997



                             Amendment to Schedule A



Effective with the fiscal year end of each respective Fund which is a series of Eaton Vance Municipals Trust II (January 31, 1998), all Traditional and Classic Funds will become Class A and Class C, respectively of the existing Marathon version of the corresponding Funds and the current Marathon Fund will change its name to that indicated on Schedule A hereto. Marathon shares will become Class B shares of the renamed Fund.

      A revised Schedule A reflecting the above is attached.
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                                                                   June 23, 1997


                                   SCHEDULE A


                           Effective February 1, 1998


                   Eaton Vance Florida Insured Municipals Fund
                   Eaton Vance Hawaii Municipals Fund
                   Eaton Vance High Yield Municipals Fund
                   Eaton Vance Kansas Municipals Fund